Exhibit 99.1

Timberline Announces First Quarter 2010 Financial Results

February 12, 2010 – Coeur d’Alene, Idaho – Timberline Resources Corporation (NYSE Amex: TLR) (“Timberline”) today announced consolidated financial results for its first fiscal quarter ended December 31, 2009.

For the first fiscal quarter, Timberline reported total consolidated revenues of $3.96 million and a consolidated after-tax net loss of $0.93 million.  Timberline’s contract drilling subsidiaries, Timberline Drilling Incorporated (“Timberline Drilling”) and World Wide Exploration, S.A. de C.V. (“World Wide”) reported combined revenues of $3.96 million and a combined after-tax net income of $0.15 million for the first quarter. This marks the third consecutive quarter of positive combined net income for Timberline’s contract drilling subsidiaries.

Timberline’s corporate office and exploration division reported a net loss of $1.08 million for the quarter ended December 31, 2009, which included $0.28 million in non-cash charges, $0.05 million in exploration expenditures, $0.64 million in general and administrative costs, and $0.14 million in interest expenses, offset by interest and other income of $0.03 million.

Timberline CEO Randal Hardy commented, “We had a successful and eventful quarter to end calendar year 2009.  Our Butte Highlands Gold Project joint venture is progressing, and our contract drilling subsidiaries performed well in the traditionally challenging first fiscal quarter.  We expect that our drilling revenues and profitability will continue to increase as the economy improves, resource companies obtain financing, and metals prices remain strong.  Our drilling team continues to focus on reducing costs and improving productivity for our customers.    At Butte Highlands, we have continued to work throughout the winter months.  As previously announced, site facilities have been completed, and we are advancing the underground development ramp.  In just a few short months, we will begin underground delineation drilling. In the meantime, we are working diligently on the mine engineering and other data required to submit our operating permit application.  Finally, we continue to evaluate strategic opportunities that fit our business plan, as we believe we are well-positioned to take advantage of opportunities that exist in today’s market.”

Timberline’s Quarterly Report on Form 10-Q will be filed with the SEC on February 12, 2010.  It can be viewed in its entirety on the SEC website which can be accessed from the “Investors” page of the Timberline website at www.timberline-resources.com.

Timberline Resources Corporation is a diversified gold company comprised of three complementary business units:  an underground mine with upcoming gold production, exploration, and drilling services.  Its unique, vertically-integrated business model provides investors exposure to gold production, the “blue sky” potential of exploration, and the “picks and shovels” aspect of the mining industry.  Timberline has contract core drilling subsidiaries in the western United States and Mexico and an exploration division focused on district-scale gold projects with the potential for near-term, low-cost development.  The Company has formed a 50/50 joint venture with Highland Mining, LLC, an affiliate of Small Mine Development, LLC, at its Butte Highlands Gold Project where development commenced in 2009.  Timberline is listed on the NYSE Amex and trades under the symbol “TLR”.

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties, including but not limited to the Company’s 50/50 joint venture with Highland Mining LLC, the development and production of the Company’s Butte Highlands project, and the Company’s expected operations. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2009.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Contact Information:

Randal Hardy, CEO
Phone: 208.664.4859